AGREEMENT

     This Agreement is made and entered into this 20th day of February, 1998 by and between Radio One, Inc. (hereafter "Radio One"), and WUSQ License Limited Partnership (hereafter "Partnership").


                               W I T N E S S E T H

     WHEREAS, Radio One Licenses, Inc., a wholly-owned subsidiary of Radio One, Inc., is the licensee of Class A FM broadcast station WMMJ, Bethesda, Maryland, which operates on Channel 272 (102.3 MHz);

     WHEREAS, Partnership is the licensee of Class B FM broadcast station WUSQ-FM, Winchester, Virginia, which operates on Channel 273 (102.5 MHz);

     WHEREAS, by the Second Report and Order, FCC 89-232, released August 18, 1989 (MM Docket No. 88-375), the Federal Communications Commission (hereafter Commission or FCC) amended its rules to increase the maximum permitted effective radiated power (hereafter ERP) for Class A FM broadcast stations from 3,000 to 6,000 watts;

     WHEREAS, in the Second Report and Order, the Commission also increased the minimum distance separation requirements for a Class A station which is a first adjacent channel to a Class B station from 105 kilometers to 113 kilometers;

     WHEREAS, the distance between the WMMJ and WUSQ-FM main transmitter sites is approximately 105 kilometers;

     WHEREAS, as a condition for the acceptance of applications to modify the facilities of a Class A station for which the requirements of Section 73.207 will not be met, the FCC rules require that an exhibit be submitted demonstrating the consent of a licensee such as Partnership which operates on a first adjacent channel; and

     WHEREAS, the purpose of this Agreement is to state the consent of Partnership to a modification of the WMMJ facilities and an extension of WMMJ's contour in the direction of WUSQ-FM; and

     WHEREAS, Radio One and Partnership desire to cooperate with one another to further the public interest.

     NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

     1. Cooperation by Partnership. Partnership hereby consents to Radio One applying for an authorization from the FCC to modify WMMJ's facility to specify maximum Class A facilities and thereby extend WMMJ's contour in the direction of WUSQ-FM in substantially the manner specified in either Exhibit A-1 or Exhibit A-2 hereto. Exhibit A-1 depicts a contour for WMMJ from a site known as the "WKYS Site", located at the coordinates of 38(Degree) 56' 24"/77(Degree) 04' 54" Exhibit A-2 depicts a contour for WMMJ from a site known as the "WMMJ Site" located at the coordinates of 38(Degree) 56' 09"/77(Degree) 05' 33". The application to be filed with the FCC specifying either the WKYS Site or the WMMJ Site is hereinafter referred to as the "Contour Extension Application", and shall be filed within ninety (90) days of the execution of this Agreement. Partnership hereby consents to Radio One filing the attached Statement in support of the Contour Extension Application. Partnership acknowledges that the decision to pursue any modification of facilities of WMMJ is within the sole discretion of Radio One. Partnership agrees that so long as this Agreement is in effect, Partnership will cooperate with Radio One's effort to pursue the proposed modification, will provide such further information concerning the application(s) filed by Radio One to implement the change as the FCC may reasonably require, including the filing of this Agreement if required, and will not take action at any time which is inconsistent with such cooperation. Notwithstanding Partnership's agreement to cooperate, the parties expressly acknowledge that the burden of prosecuting the Contour Extension Application shall remain at all times with Radio One.

     2. Frequency Allocation Fee. In exchange for Partnership's cooperation and agreement to undertake the obligations described herein, Radio One agrees to pay to Partnership by certified check or wire transfer the total sum of Three Hundred Seventy Five Thousand Dollars ($375,000) in the manner and at the times described below:

          (a) Simultaneously with the execution and delivery of this Agreement, Radio One shall deliver the sum of One Hundred Twenty Five Thousand Dollars ($125,000) to an Escrow Agent. So long as this Agreement is in effect, Radio One shall cause the Escrow Agent to send copies to Partnership of the monthly bank statements evidencing the escrow deposit.

          (b) Radio One shall direct that the Escrow Agent pay to Partnership the sum of One Hundred Twenty Five Thousand Dollars ($125,000) by certified check or wire transfer in one of the three circumstances described below:

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               (i) Should the Contour  Extension  Application filed by Radio One be granted by the Commission or the Commission's staff pursuant to delegated authority and should that action become a Final Order, then the sum of One Hundred Twenty Five Thousand Dollars ($125,000) (the "Partnership Payment") shall be paid to Partnership within ten (10) business days of the date that the action becomes a Final Order. For purposes of this Agreement the term "Final Order" shall mean an action that has been taken by the FCC (including action duly taken by the FCC's staff, pursuant to delegated authority) which shall not have been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which no timely request for stay, petition for reconsideration, rehearing, appeal or certiorari or sua sponte action of the FCC with comparable effect shall be pending, and as to which the time for filing any such request, petition, appeal, certiorari or for the taking of any such sua sponte action by the FCC shall have expired or otherwise terminated.

                                       OR

               (ii) Should the Contour Extension Application filed by Radio One be granted by the Commission or the Commission's staff pursuant to delegated authority, then Radio One in its sole discretion may waive the requirement that the action shall have become a Final Order prior to making said payment. Should Radio One decide to waive the requirement that the action become a Final Order, then the Partnership Payment shall be paid to Partnership no later than two (2) business days after the commencement of program test authority for the facilities specified in the construction permit issued pursuant to the Contour Extension Application filed by Radio One. For purposes of this provision, Radio One's operation of the station pursuant to program test authority shall be deemed a waiver of the Final Order requirement and the Partnership Payment shall be due and payable as set forth above.

                                       OR

               (iii) Should the Contour Extension Application filed by Radio One be granted by the Commission or the Commission's staff pursuant to delegated authority, and if such a grant has conditions adverse to Radio One that are not reasonably acceptable to Radio One, then Radio One may, in its sole discretion, notify Partnership within ten (10) business days of the date of public notice of such grant that Radio One either will appeal the grant and seek to modify or remove the conditions or seek to have the construction permit cancelled. If Radio One provides such notification to Partnership pursuant to this section and such notification states that Radio One will appeal the grant, then the Partnership Payment shall not be due until ten (10) business days after the order modifying the grant in a manner reasonably

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



acceptable to Radio One becomes a Final Order. If Radio One provides such notification to Partnership pursuant to this section and such notification states that Radio One will seek to have the construction permit cancelled, then, subject to the following sentence, the Partnership Payment shall not be made, provided, however, that this Agreement shall remain in effect until such construction permit is cancelled by Final Order. Notwithstanding the foregoing, if Radio One or any of its successors or assigns commences construction or operation of the facilities contemplated by the construction permit referenced in this paragraph, the Partnership Payment shall be due and payable immediately.

          (c) In the event that the payment of One Hundred Twenty Five Thousand Dollars ($125,000) has been made to Partnership pursuant to Section 2(b)(i) or 2(b)(ii) or 2(b)(iii) above, or Section 8 below then two additional payments of One Hundred Twenty Five Thousand Dollars each shall be made by Radio One to Partnership. The first such payment of $125,000 shall be made on the one year anniversary of the date that the payment in Section 2(b) or Section 8 is made or should have been made, whichever is earlier. The second such payment of $125,000 shall be made on the second anniversary of the date that the payment in Section 2(b) or Section 8 is made or should have been made, whichever is earlier.

          (d) Partnership acknowledges that the consideration specified herein in conjunction with the consideration specified in Section 7 is sufficient to induce it to undertake the obligations specified in this Agreement and that it shall not be entitled to receive any additional consideration for the performance of its obligations hereunder.

     3. Representations and Warranties.

          (a)  Representations   and  Warranties  of  Partnership.   Partnership
represents and warrants to Radio One as follows:

               (i) Agreements re WUSQ-FM. As of the date hereof, no agreements, understandings or discussions are underway or contemplated regarding the sale of WUSQ-FM, assignment of the FCC licenses or transfer of any ownership interest, other than pro forma transfers or assignments that may be accomplished using FCC Form 316, or any modification of the facilities of WUSQ-FM .

          (b) Representations, Warranties and Agreements of Radio One. Radio One represents and warrants to Partnership as follows:

               (i) No Further Contour Extension or Interference. Radio One agrees that, except as set forth in Exhibits A-1 and A-2, Radio One shall not extend its contours in the direction of WUSQ-FM or otherwise modify its facilities in a manner that would create

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additional  interference to WUSQ-FM, nor shall it seek FCC authorization for any
such   modification  or  contour   extension,   without  the  prior  consent  of
Partnership.

     4. Successors and Assigns.

          (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective representatives, successors and assigns. Except as provided for in Section 4(b), no party hereto may assign any of its rights or delegate any of its duties hereunder without the prior written consent of the other party, and any such attempted assignment or delegation without such consent shall be void.

          (b) Partnership agrees to include as a condition of any proposed assignment, sale or transfer of ownership or control of Partnership's license for WUSQ-FM a contractually binding provision that the assignee or transferee of WUSQ-FM shall assume and become bound by this Agreement. Partnership agrees to procure and deliver in writing to Radio One the agreement of the proposed assignee or transferee that, upon consummation of the assignment or transfer of control of the license for WUSQ-FM, the assignee or transferee will assume and perform this Agreement in its entirety without limitation of any kind. Partnership acknowledges that any such assignment, sale or transfer which does not provide for such assumption will cause irreparable injury to Radio One for which damages are not an adequate remedy. Therefore, Partnership agrees that Radio One shall be entitled to seek an injunction or other appropriate equitable relief, including specific performance, from any court of competent jurisdiction. Partnership agrees to waive the defense in any such suit that Radio One has an adequate remedy at law and to interpose no opposition, legal or otherwise, as to the propriety of specific performance as a remedy.

     5. Amendments; Waivers. The terms and conditions of this Agreement may be changed, amended, modified, waived, discharged or terminated only by a written instrument executed by both parties. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later date to enforce the same. No waiver by any party of any condition or the breach of any provision or term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision or term of this Agreement.

     6. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (which shall include notice by facsimile transmission) and shall be deemed to have been duly made and received when personally served, or when delivered by Federal Express or a

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similar  overnight courier service,  expenses prepaid,  or, if sent by facsimile communications equipment, delivered by such equipment, addressed as set forth below:

         (1)      If to Partnership, then to:

                  Mr. William Banowsky
                  Executive Vice President
                  Capstar Broadcasting
                  600 Congress Avenue
                  Suite 1400
                  Austin, TX  78701

                  Mr. Joe Mathias
                  Capstar Broadcasting
                  3340 Peachtree Road NE
                  Suite 1800
                  Atlanta, GA  30326

                  with a copy given in the manner prescribed above to:



                  Michael Wortley, Esq.
                  Vinson & Elkins
                  3700 Trammell Crowe Center
                  2001 Ross Avenue
                  Dallas, TX  75201

         (2) If to Radio One, then to:

                  Mr. Alfred Liggins
                  Radio One, Inc.
                  5900 Princess Garden Parkway
                  8th Floor
                  Lanham, MD  20706

                  with a copy given in the manner prescribed above to:

                  Linda J. Eckard, Esq.
                  Radio One, Inc.
                  5900 Princess Garden Parkway
                  8th Floor
                  Lanham, MD  20706

Any party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this section providing for the giving of notice.

     7. Expenses. Radio One shall pay all of its expenses incurred in connection with the obligations specified by this Agreement, including without limitation, legal fees incurred in

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connection  herewith and the engineering studies in support of a modification of
WMMJ. Radio One shall also reimburse reasonable legal and engineering expenses incurred by Partnership in reviewing and negotiating this Agreement. Radio One shall make such payment within thirty (30) days of the execution of this Agreement.

     8. Termination of Agreement. This Agreement may be terminated by Radio One:
(a) if Partnership should materially default in the performance of its obligations hereunder or (b) if at any time Radio One decides not to pursue the Contour Extension Application, provided that if the Contour Extension Application has been filed, no such termination shall be effective until the Contour Extension Application has been dismissed by Final Order. This Agreement may be terminated by Partnership if (a) Radio One materially defaults in the performance of the obligations hereunder; or (b) Radio One fails to file the Contour Extension Application within ninety (90) days of the execution of this Agreement; or (c) the Partnership Payment has not been made by the date which is twenty-one (21) months after the date that the Contour Extension Application is filed ("Termination Date"). Partnership may not terminate this Agreement pursuant to Section 8(c) unless Partnership has provided written notice to Radio One. Such notice may be given at any time beginning on the 60th day prior to the Termination Date. If Radio One pays the Partnership Payment within sixty (60) days of receipt of the notice, then Partnership shall have no right to terminate this Agreement. If this Agreement is properly terminated by Partnership, then Partnership's consent shall be considered revoked and Radio One shall have no authority to construct the facilities specified in the Contour Extension Application even if the FCC has issued a construction permit for such facilities. No payment shall be due Partnership upon Partnership's or Radio One's proper termination of this Agreement and the $125,000 held by the Escrow Agent, if it has not already been paid to Partnership, shall be returned to Radio One. Notwithstanding the above sentence, Partnership's right to be reimbursed for its expenses as provided in Section 7 shall survive termination of this Agreement.

     9. Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of Maryland.

     10. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable, and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and

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be legal,  valid and  enforceable.  This  Agreement  shall then be construed and enforced as so modified.

     11. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and supersedes all prior agreements, understandings, inducements or conditions, express or implied, oral or written, relating to the subject matter hereof, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof.

     12. Execution; Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.



                                                WUSQ License Limited Partnership

                                                ------------------------------
                                                Name:
                                                Title:

                                                RADIO ONE, INC.

                                                -----------------------------
                                                Name:  Alfred C. Liggins, III
                                                Title: President

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